UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 30, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Initial Depositor

(Exact name of Registrant as specified in its charter)

Oil Service HOLDRS (SM) Trust

[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16311 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

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250 Vesey Street

New York, New York 10281

(Address of principal executive offices and zip code)

(212) 449-1000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The merger of Hanover Compressor Company (NYSE ticker “HC”) and Universal Compression Holdings, Inc. became effective August 20, 2007. As a result, Exterran Holdings, Inc. (“EXH”) replaced Hanover Compressor Company as an underlying security of the Oil Service HOLDRS Trust. For the 5 shares of Hanover Compressor Company per 100 shares round lot of Oil Service HOLDRS Trust, The Bank of New York will receive 1.625 shares of Exterran Holdings, Inc. Effective August 21, 2007, creations of Oil Service HOLDRS require 1.625 shares of Exterran Holdings, Inc. per 100 share round lot of Oil Service HOLDRS.

Effective September 4, 2007, creations of Oil Service HOLDRS require 22 shares of Noble Corp. Common Stock (NYSE ticker “NE”) per round lot of 100 Oil Service HOLDRS Trust due to the 2 for 1 stock split of Noble Corp.

Effective October 4, 2007, creations of Oil Service HOLDRS require 14 shares of National Oilwell Vargo, Inc. (NYSE ticker “NOV”) per round lot of 100 Oil Service HOLDRS Trust due to the 2 for 1 stock split of National Oilwell Vargo, Inc.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits

99.1	Oil Service HOLDRS Trust Prospectus Supplement dated September 30, 2007 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

Date: November 14, 2007	By:	/s/ Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Oil Service HOLDRS Trust Prospectus Supplement dated September 30, 2007 to Prospectus dated August 15, 2007.

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